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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-93713) and the Registration Statements on Form S-8 (Nos. 333-40039, 333-40033, and 333-40035) of Pegasus Solutions, Inc.
of our report dated February 6, 2001, except as to Note 19, which is as of March 7, 2001, relating to the financial statements and our report dated February 6, 2001 related to the financial statement schedule, which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 22, 2001